UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices,
including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Change in Registrant’s Certifying Accountant.

(a) Previous Independent Registered Public Accounting Firm

On August 23, 2013 (the “Effective Date”), the Audit Committee (the “Audit Committee”) of the Board of Directors of CVR Energy, Inc. (the “Company”) approved the dismissal of KPMG LLP (“KPMG”) as the independent registered public accounting firm for the Company.

The reports of KPMG on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that for December 31, 2011, KPMG’s report stated that the scope of management’s assessment of the effectiveness of internal control over financial reporting includes all of the Company’s consolidated operations except for the operations of Gary-Williams Energy Company, LLC and its wholly-owned subsidiaries (GWEC), which the Company acquired on December 15, 2011. GWEC’s operations represent 2% of the Company’s consolidated revenues for the year ended December 31, 2011 and assets associated with GWEC’s operations represent 29% of the Company’s consolidated total assets as of December 31, 2011. KPMG’s audit of internal control over financial reporting of the Company and subsidiaries also excluded an evaluation of the internal control over financial reporting of GWEC’s operations.

In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through the Effective Date, there have been no “disagreements” (as such term is described in Items 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG would have caused KPMG to make reference thereto in their reports.

During the two most recent fiscal years and the subsequent interim period through the Effective Date, there have been no “reportable events” (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided KPMG with a copy of the foregoing disclosures and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of KPMG’s letter dated August 29, 2013 is attached as Exhibit 16.1 hereto.

(b) New Independent Registered Public Accounting Firm

The Audit Committee approved the engagement of Grant Thornton LLP (“Grant Thornton”), as of the Effective Date, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  On August 29, 2013, Grant Thornton accepted the engagement.

During the Company’s fiscal years ended December 31, 2012 and 2011 and through the subsequent interim period preceding August 29, 2013, the Company, or anyone acting on its behalf, did not consult Grant Thornton regarding either (1) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Grant Thornton provide either written or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (2) any matter that was either the subject of a “disagreement” (as such term is described in

Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as such term is described in Item 304(a)(1)(v) of Regulation S-K).

Grant Thornton is the principal accountant of Icahn Enterprises L.P. (“IEP”).  Affiliates of IEP own approximately 82% of the outstanding shares of the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

16.1    Letter to the Securities and Exchange Commission from KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 29, 2013

CVR Energy, Inc.

		By:	/s/ Susan M. Ball
Susan M. Ball,
Chief Financial Officer and Treasurer